EXHIBIT 10.55

A M E N D M E N T NO. 1

This Amendment No. 1 is made and effective as of June 20, 2013, by and between Blue Earth, Inc. (the “Company”), a Nevada corporation with an address at 2298 Horizon Ridge Parkway, Suite 205, Henderson, NV 89052, and David J. Lies (“Lies”) an individual with an address at 1701 E. Lake Avenue, Suite 260, Glenview, IL 60025.

W I T N E S S E T H

WHEREAS, the Company has issued an aggregate of 2,110,720 Class A Warrants (the “Warrants) to Lies in connection with the Company’s Series A, Series B, and Series C Preferred Stock Offerings, and December 31, 2010 warrant distribution as set forth on Schedule A attached hereto; and

WHEREAS, the parties to the Warrants desire to execute an amendment to the Warrants pursuant to the Board of Directors resolutions dated as of June 20, 2013.

NOW THEREFOR, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.

The following provision is hereby added as Section 1.6 of each Warrant:

“1.6

Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates (as defined in the 1933 Act), and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 1.6, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “1934 Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1.6 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder.  For the purposes of this Section 1.6, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company’s trading agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1.6, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 1.6 shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1.6 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.”

2.

Except as set forth herein, the Warrants, as amended, remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to be executed as an instrument under seal as of the date first above written.

BLUE EARTH, INC.

By: /s/ Johhny Thomas

Johnny R. Thomas, CEO

ACCEPTED AND AGREED TO:

/s/ David Lies

David Lies

SCHEDULE A

David Lies Warrants

Series A Offering

Date	No Warrants

09/29/11	500,000
12/16/11	155,000
02/10/12	50,000
02/21/12	100,000

Series B Offering

08/02/12	255,720
08/29/12	200,000

Series C Offering

04/30/13	150,000
06/14/13	650,000

Warrant Distribution

12/31/10	50,000

Total	2,110,720